Exhibit 10.26

SECURITIES PURCHASE AGREEMENT

Dated as of December 17, 2012

by and between

  Eastbridge Investment Group Corp.

and

Zhang, Hui

and

MA Platform, Inc.

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated December 17, 2012 (the “Execution Date”), is signed by and between Eastbridge Investment Group Corp. (the “Seller”), Zhang, Hui (“Mr. Zhang”) and MA Platform, Inc. (the “Purchaser”).  The parties hereto agree as follows:

I. Purchase and Sale of Shares

1. Purchase and Sale of Stock.

Subject to the following terms and conditions of this Agreement, the Seller shall sell to the Purchaser 1,424,129 Ordinary Shares of Tsingda eEDU Corporation, a Cayman Islands company (the “Company”) with a par value of US$0.000384 per share (“Ordinary Shares”) (such Ordinary Shares being purchased under this Agreement, the “Purchased Shares”), at a price of US$2.3 per share for an aggregate purchase price of US$3,275,496.70 (the “Purchase Price”).

II. Purchase Price and Closing

2. Purchase Price and Closing.

2.1.
Within five (5) days after the Execution Date, the Purchaser shall pay 20% of the Purchase Price (i.e., US$655,099.34) to the Seller, without offset or deduction of any kind, by wire transfer of immediately available funds in U.S. dollars to the following bank account of the Seller (the “Seller’s Bank Account”):

Account Name:                              EastBridge Investment Group Corporation

Intermediary Bank:                                        Wells Fargo Bank

Intermediary Bank SWIFT Code:                                                             WFBiUS6S

Final beneficiary bank: Mutual of Omaha Bank

Final beneficiary Account Number: 005 850 5455 at Mutual of Omaha Bank

Final beneficiary US Routing Number: 122 105 757

2.2.
At the closing of the sale and purchase of the Purchased Shares (the “Closing”), the Seller shall (i) deliver any and all necessary and appropriate documents or certificates certifying the transfer of the Purchased Shares to the Purchaser, and the parties hereto shall cause the Company to register the Purchased Shares in the name of the Purchaser, and (ii) deliver to the Purchaser and the Company any and all necessary and appropriate documents or certificates to effect the resignation of the following members of the board of directors of the Company immediately effective upon Closing: Norman P. Klein and David Bolocan (the “Outgoing Directors”). Upon written confirmation to the Purchaser’s satisfaction that the Purchased Shares have been registered in the name of the Purchaser and that the Outgoing Directors have resigned, the Purchaser shall immediately pay the remaining 80% of the Purchase Price (i.e., US$2,620,397.36) to the Seller, without offset or deduction of any kind, by wire transfer of immediately available funds in U.S. dollars to the Seller’s Bank Account.

III. Representations and Warranties of the Seller

3. Representations and Warranties of the Seller.

The Seller hereby represents and warrants to the Purchaser as follows as of the Execution Date and the date of the Closing (the “Closing Date”):

3.1	The Seller has the requisite power and authority to enter into and perform this Agreement. The Agreement when executed and delivered by parties hereto shall constitute a legal, valid and binding obligation of the, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditor’s rights generally. The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated herein or relating hereto do not and will not result in a violation of applicable laws or a violation of any provision of the memorandum of association or articles of association of the Seller.

3.2	The execution, delivery and performance of the Agreement by the Seller do not and will not require any approval, authorization, consent, license, qualification or registration to be made or obtained by the Seller from or with any foreign, federal, national state, local or other government, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body (the “Governmental Authority”) or other third party.

3.3	On the Execution Date and the Closing Date, the Seller is and will be the record and beneficial holder of the Purchased Shares, free and clear of all liens or other security interests. When the Purchased Shares have been delivered to the Purchaser and paid for in accordance with this Agreement, the Purchaser will obtain good and valid title to the Purchased Shares, free and clear of all liens or other security interests.

3.4	The total number of shares that the Company has authority to issue is 100,000,000 shares (35,754,862 of which are issued and outstanding as of the Execution Date). Other than such stock, the Company has no other voting equity securities authorized and available to be issued. The Company has no other equity securities authorized and available to be converted into, exercisable for or exchangeable into Company shares, or otherwise has the potential of becoming Company shares. All issued and outstanding shares of the Company are validly issued, fully paid and nonassessable, and none of the Company shares have been issued in violation of, or are subject to, any purchase option, call, right of first refusal, right of first offer, preemptive, subscription or similar rights under any provision of any applicable law, any contract to which the Company or the Seller is subject, bound or a party or otherwise.

3.5	All information disclosed to the Purchaser by the Seller is accurate and not misleading in all material respects. There has not been any material adverse change (other than the change which have been expressly informed to the Purchaser in writing) which may affect the value in the Shares after the disclosure of such information.

3.6	There is no claim, action, suit, arbitration, proceeding or investigation by or before any Governmental Authority pending or, to the knowledge of the Seller, threatened against the Seller that seeks to restrain or enjoin or otherwise challenge the Agreement that would reasonably be expect to have, individually or in aggregate, a material adverse effect on the ability of the Seller to perform its obligations under the Agreement.

IV. Conditions Precedent

4. Conditions Precedent.

The Purchaser shall not be obligated to purchase the Shares as provided in Section 2 of this Agreement unless all of the following conditions precedent have been met:

4.1	The sale and purchase of the Shares in accordance with this Agreement have been duly authorized by all necessary corporate actions by the Seller including but not limited to approval by the Company’s board as evidenced by with valid board meeting minutes that have been provided to the Purchaser in forms acceptable to the Purchaser.

4.2	All of the representations and warranties made by the Seller as provided in Section 3 of this Agreement shall be true and correct in all respects on the date hereof and on the Closing Date.

4.3	No breach of this Agreement by the Seller has occurred.

The Seller shall notify the Purchaser that all the above conditions precedent have been satisfied at least two business days before the Closing Date.

V Further Agreements

5. Each of the Seller and Mr. Zhang shall use its/his best efforts to, and shall cause the Company to:

(i) take all measures necessary to enforce all of the Purchaser’s rights as holder of the Shares (including filing etc. of documents required under the applicable laws);

(ii) take all measures necessary to make any necessary registration or filing (which enables the Seller to sell the Shares to a third party) under the U.S. federal or state laws and related rules; and

(iii) cooperate with the Purchaser in preparation of documents pursuant to applicable laws.

VI General Provisions

6. Governing Law, Dispute.

The Seller, the Purchaser and Mr. Zhang acknowledge that any dispute or controversy arising under or relating to this Agreement or the transactions contemplated hereby, shall be governed by and construed in accordance with New York law, without regard to conflicts of law principles.  Any dispute with regard to this Agreement shall be finally resolved in Tokyo, through the arbitration by the American Arbitration Association.

7. Amendment.

This Agreement may not be amended nor modified, nor any of the provisions hereof waived, except by a writing signed by the party to be charged.

8. Notice.

All notices to the Seller shall be sent to:

Eastbridge Investment Group Corp.
8040 E. Morgan Trail, Suite 18
Scottsdale, Arizona 85258 USA

All notices to Mr. Zhang shall be sent to:
Tsingda Century Plaza, Building 39, No. 74, Lugu Rd.,
Shijingshan District, Beijing, 100040,
PRC

All notices to the Purchaser shall be sent to:
MA Platform, Inc.
2-3-17 Toranomon, Minato-ku Tokyo 105-0001 Japan.

9. Confidentiality.

The parties hereby agrees that, without consent from other parties in advance, the existence and content of this Agreement shall not be disclosed to any third party.

Notwithstanding the foregoing, to the extent necessary, such information can be disclosed when the information:

a)	is required to be disclosed by any applicable compulsory law, rule, order or regulation;

b)	is required to be disclosed by any relevant Government Authority in charge;

c)	is disclosed to its legal advisor or auditor on a “need-to-know” basis, provided that each such legal advisor or auditor agrees to keep the existence and content of this Agreement confidential.

10. Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect to the fullest extent permitted by law.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transaction contemplated hereunder is consummated as originally contemplated to the greatest extent possible.

11. Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.  No warranty, representation, inducement, promise, understanding or condition not set forth herein has been made or relied upon by either party hereto with respect to the subject matter of this Agreement.

12. Assignment.

This Agreement may not be assigned without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller and the Purchaser, as applicable).

13. Specific Performance.

The parties agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity without the necessity of demonstration of the inadequacy of monetary damages.

14. Counterparts.

Agreement may be executed in counterparts each of which shall be deemed to be an original copy of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

Eastbridge Investment Group Corp.

Date	By:
Name: Norman P. Klein
Title: COO/CFO
Address: 8040 E. Morgan Trail, Suite 18, Scotts dale, Arizona 85258 USA

Zhang Hui
Address: Tsingda Century Plaza, Building 39, No. 74, Lugu Rd., Shijingshan District, Beijing, 100040, PRC

MA Platform, Inc.

Name: Masaki Murata
Title: President